POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, as a Director of VALIC Company I, hereby constitute and appoint Evelyn Curran, Nori L. Gabert and Greg Kingston, or any of them, the true and lawful attorneys-in-fact and agent, with respect to all matters arising in connection with Registration Statements of VALIC Company I, and any an all amendments (including post-effective amendments) thereto, in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any state securities authorities. The undersigned hereby ratifies and confirms all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall be deemed to be a single document.

     IN WITNESS WHEREOF, each of the undersigned Directors hereby executes this Power of Attorney as of the 22nd day of September, 2004.



By:/s/ Dr. Judith L. Craven               By:/s/ William F. Devin
   _________________________________           ________________________________
   Dr. Judith L. Craven                        William F. Devin



By: /s/ Dr. Timothy J. Ebner              By:/s/ Judge Gustavo E. Gonzales, Jr.
    _________________________________          ________________________________
    Dr. Timothy J. Ebner                       Judge Gustavo E. Gonzales, Jr.



By: /s/ Dr. Norman Hackerman              By:/s/ Dr. John W. Lancaster
    _________________________________          ________________________________
    Dr. Norman Hackerman                       Dr. John W. Lancaster



By:/s/ Kenneth J. Lavery                  By:/s/ Ben H. Love
   _________________________________          _________________________________
   Kenneth J. Lavery                          Ben H. Love



By: /s/ Dr. John E. Maupin, Jr.           By:/s/ Paige T. Davis
    ________________________________         ________________________________
    Dr. John E. Maupin, Jr.                  Paige T. Davis



By: /s/ Peter A. Harbeck
     _________________________________
     Peter A. Harbeck